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EXHIBIT 10.2

                                                                         NOTE #2

                         10% CONVERTIBLE PROMISSORY NOTE
                              DUE SEPTEMBER 9, 2002

                                   uWINK INC.

TILE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN TUE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR TILE COMPANY, TO TILE EFFECT THAT TILE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.



                                                         Los Angeles, California
$150,000
                                 March 15, 2002


         FOR VALUE RECEIVED, the undersigned, uWINK, INC., a Delaware corporation (the "Company"), hereby promises to pay to Scottie Pippen, c/o Lunn Partners, LLC, or his permitted assigns (the "Holder") the principal sum of One hundred fifty thousand Dollars ($150,000), together with interest thereon at the rate provided herein, and payable on the terms set forth below.

SECTION 1. INTEREST PAYMENT OP INTEREST AND PRINCIPAL.

         1.1 INTEREST. This 10% Convertible Promissory Note due September 9, 2002 (the "Note") shall bea interest on the outstanding principal amount from the date hereof (the "Issue Date"), until this Note is converted or paid in full, at an annual rate of 10% compounded annually (computed on the basis of a 365-day year). Interest on this Note shall be payable upon conversion or at maturity of this Note, whichever occurs first. At the Company's sole option, all interest payable hereunder, either in whole or in part, may be satisfied by (i) increasing the amount of principal owed hereunder to include the interest that is payable, or (ii) by payment in cash.


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         1.2 PRINCIPAL. The principal on this Note shall be paid upon maturity of this Note, unless it has beei converted in accordance with its terms prior thereto.

         1.3 MATURITY. All principal and unpaid interest on this Note shall be due on September 9, 2002.

         1.4 MANNER OF PAYMENT. All payments of principal and interest shall be made in lawful currency of the United States of America at the time of any such payment either by wire transfer to the account designated by the Holder for such purpose or by check mailed to the Holder at the address shown in the register maintained by the Company for such purpose, at the option of the Holder.

         1.5 PREPAYMENT. The principal and unpaid interest on this Note may not be prepaid except with the express written consent of the Holder. Notwithstanding the foregoing, the principal and unpaid interest of this Note may be prepaid at any time by the Company after the closing of an equity or debt financing for the Company in an aggregate amount of at least $2,000,000 which occurs after the financing of which this Note is part thereof (the "Next Round").

SECTION 2. EVENTS OF DEFAULT

         2.1 NATURE OF EVENTS. An "Event of Default" shall exist if any of the following occurs and is continuing:

         (a) Failure to pay interest on this Note on or before the date such payment is due and such failure to pay remains uncured for a period of thirty (30) days after notice thereof;

         (b) Failure to pay principal on this Note on or before the date such payment is clue and such failure to pay remains uncured for a period of thirty (30) days after notice thereof;

         (c) Failure to perform or observe any other covenant or agreement of the Company contained in this Note which remains uncured for the period and after the notice specified below and the holders of more than 50% in principal amount of the Notes then outstanding notify the Company of the default and the Company does not cure the default within 45 days after receipt of the notice, which notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default;"

         (d) A custodian, receiver, liquidator or trustee of the Company, or of any of its property, is appointed or takes possession and such appointment or possession remains in effect for more than 60 days; or the Company is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code against the Company; or any of the property of the Company is sequestered by court order and the order remains in effect for more than 60 days; or an involuntary petition is filed against the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of indebtedness, dissolution or liquidation law of any


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                  jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days after filing;

         (e) The Company flies a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of indebtedness, dissolution or liquWation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

         (f) The Company makes an assignment for the benefit of its creditors, or generally fails to pay its obligations as they become due, or consents to the appointment of or taking possession by a custodian, receiver, liquidator or trustee of the Company or all or any substantial part of its property.

2.2 DEFAULT REMEDIES.

                  (a) In case an Event of Default (other than an Event of Default described in paragraphs (d), (e) and (f) has occurred and is continuing, the holders of Notes, by notice to the Company from the holders of more than fifty percent (50%) of the principal amount of the Notes then outstanding, may declare the principal of the Notes, plus accrued interest, to be immediately due and payable, and upon any such declaration such principal and accrued interest shall become due and payable immediately. Such declaration of acceleration may be rescinded and past defaults may be waived by the decision of the Holders of more than fifty percent (50%) of the principal amount of the Notes then outstanding. In case an Event of Default described in paragraphs (d), (e) and
(f) occurs, such amounts will become due and payable without any declaration or any act on the part of the holders of the Notes.

                  (b) No course of dealing or delay or failure on the part of the Holder to exercise any right under this. Section 2.2 shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. The Company will pay or reimburse the Holder, to the extent permitted by law, for all costs and expenses, including but not limited to reasonable attorneys' fees, incurred by it in collecting any sums due on this Note or in otherwise enforcing any of its rights.

SECTION 3. CONVERSION AT THE OPTION OF HOLDER

         3.1 CONVERSION PRIVILEGE. Subject to and upon compliance with the provisions of this Section 3, at the option of the Holder, this Note or any portion of the principal amount or interest thereon, may, contemporaneously with the closing of the Next Round or within 3Q days thereafter be converted at the Conversion Price (as defined herein) into fully paid and nonassessable whole shares of the same equity securities of the Company as are being offered in the Next Round and with the same rights and upon the same terms as the investors in the Next Round.

         3.2 MANNER OF EXERCISE OF CONVERSION PRIVILEGE. To exercise the conversion privilege, the Holder shall surrender this Note, together with a written conversion notice, in the form attached hereto, to the Company at its principal office. This Note or portion thereof shall be deemed to have been converted immediately prior to the close of business on the date of receipt of such Note and notice by the Company, even if the Company's stock transfer books are on that


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date closed, and the Holder, or the nominee or nominees of such Holder, shall be treated for all purposes as the record holder of the equity securities deliverable upon such conversion as of the close of business on such date. Promptly after receipt by the Company of this Note and proper notice, the Company shall issue and deliver, at its expense, to the Holder, or to the nominee or nominees of such Holder, a certificate or certificates for the number of shares of its equity securities due on such conversion. Interest shall accrue on the unpaid principal amount of this Note converted through the date of conversion, and the Company shall pay such interest at the time of conversion, at its sole option, in cash or in shares of equity securities by issuing and delivering, at the expense of the Company, to the Holder, or to the nominee or nominees of such Holder, a certificate or certificates representing the number of shares of equity securities equal to such interest through the date of conversion; provided, however, that in the case of a conversion of only a portion of the outstanding principal amount of this Note, the Company shall execute and deliver to the Holder (or its nominee or nominees), at the expense of the Company, a replacement Note in a principal amount equal to and in exchange for the unconverted portion of such Note and dated and bearing interest from the date to which interest has been paid on such Note or dated the date of such Note if no interest has been paid thereon.

         3.3 FRACTIONAL SHARES. No fractional shares of equity securities shall be issued, at any time, upon conversion of this Note. Instead of any fractional share of equity securities which would otherwise be issuable upon conversion of this Note, the Company shall pay a cash adjustment in respect of such fractional interest (in accordance with the Conversion Price, as defined herein, then in effect). The Holder, by its acceptance thereof, expressly waives any right to receive any fractional share upon conversion of this Note.

         3.4 CONVERSION PRICE. The conversion price (the "Conversion Price") at which equity securities of the Company shall be issuable upon conversion of this Note shall be the same price per share as the purchase price per share of the equity securities being offered in the Next Round.

         3.5 NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder of this Note against impairment.

         3.6 NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock or any class of any other securities or property, or to receive any other right, the Company shall give notice to the Holder, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         3.7 RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of equity securities solely for the purpose of effecting the conversion of the aggregate principal amount of the Notes and interest thereon such number of its. shares of equity securities as shall from time to time be


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sufficient to effect the conversion of the then outstanding aggregate principal amount of the Notes; and if at anytime the number of authorized but unissued shares of equity securities shall not be sufficient to effect the conversion of the then outstanding aggregate principal amount of the Notes, in addition to such other remedies as shall be available to the Holder, the Company will promptly take all reasonable corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of equity securities to such number of shares as shall be sufficient for such purposes.

SECTION 4. MISCELLANEOUS

         4.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note. This Note may not be assigned by the Holder hereof without the written consent of the Company.

         4.2 GOVERNING LAW. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without giving effect to the principles of conflicts of laws thereof

         4.3 HEADINGS. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

         4.4 NOTICES. All notices, authorizations, demands or requests required or permitted to be delivered to any party in connection with this Note shall be in writing and shall be deemed to have been duly given if personally delivered, if sent by facsimile transmission (with receipt confirmed by automatic transmission report), if sent by overnight delivery by a nationally-recognized overnight courier with charges prepaid, if sent by registered or certified mail, return receipt requested and postage prepaid (or by the most nearly comparable method if mailed from or to a location outside the United States), addressed as follows:

         If to the Company, to:

                  uWink, Inc.
                  5443 Beethoven Street
                  Los Angeles, California 90066
                  Attn: Tom Dilk, Chief Financial Officer
                  Fax: (310) 577-3789

         With copy (which copy shall not constitute notice) to:

                  Akin, Gump, Strauss, Hauer & Feld L.L.P.
                  590 Madison Avenue
                  New York, New York 10022
                  Attn: Jeffrey J. Fessler, Esq.
                  Fax:  212-872-1002




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         IN WITNESS WHEREOF, uWINK, INC. has caused this Note to be dated, executed and issued on its behalf by its officer or officers thereto duly authorized.


                                            uWINK, INC.


                                            By: /s/ Nolan Bushnell
                                                --------------------------------
                                                Name: Nolan Bushnell
                                                Title: Chief Executive Officer